Exhibit 4.24

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

ZAZA PETROLEUM MANAGEMENT, LLC

(a Texas Limited Liability Company)

ZaZa Petroleum Management, LLC, a limited liability company organized and existing under the laws of the State of Texas (the “Company”), hereby certifies as follows:

1.                          The name of the Company is ZaZa Petroleum Management, LLC.

2.                          The Company is a limited liability company.

3.                          The original Certificate of Formation of the Company was filed with the Secretary of State of the State of Texas on January 7, 2011 (the “Original Certificate”), as amended by that Amendment to the Certificate of Formation of the Company filed with the Secretary of State of the State of Texas on March 10, 2011 (the “First Certificate Amendment”), as further amended by that Amendment to the Certificate of Formation of the Company filed with the Secretary of State of the State of Texas on November 30, 2012 (the “Second Certificate Amendment”), as further amended by that Amendment to the Certificate of Formation of the Company filed with the Secretary of State of the State of Texas on April 29, 2013 (the “Third Certificate Amendment”).

4.                          The file number issued to the Company by the Secretary of State of the State of Texas is 801367188.

5.                          Each new amendment contained in this Amended and Restated Certificate of Formation (this “Certificate”) has been made in accordance with the provisions of the Texas Business Organizations Code, as amended (the “TBOC”).

6.                          This Certificate, including each new amendment contained herein, has been duly adopted and approved in the manner and by the vote required by the TBOC and the governing documents of the Company.

7.                          This Certificate accurately states the text of the Original Certificate, the First Certificate Amendment, the Second Certificate Amendment, the Third Certificate Amendment and each other amendment to the Original Certificate that is in effect, and as further amended by this Certificate.  This Certificate does not contain any other change in the Original Certificate except for the information permitted to be omitted by the provisions of the TBOC applicable to the Company.

8.                          This Certificate becomes effective when filed with the Secretary of State of the State of Texas.

9.                          The text of the Original Certificate is hereby amended and restated to read in its entirety as follows:

SECTION 1
COMPANY NAME

1.1                               Nature of Entity.  The filing entity being formed is a limited liability company.

1.2                               Name.  The name of the Company is “ZaZa Petroleum Management, LLC.”

SECTION 2
DURATION OF COMPANY’S EXISTENCE

2.1                               Duration of Existence.  The Company’s existence will commence on the date the Secretary of State of the State of Texas issues a certificate of filing for the Company and it will continue in existence perpetually, unless terminated in accordance with the company agreement of the Company.  Notwithstanding anything to the contrary, the Company will not be dissolved upon the occurrence of the death, expulsion, withdrawal, bankruptcy or dissolution of a Member as provided in Section 11.056 of the Texas Business Organizations Code, except as provided to the contrary in the company agreement of the Company.

SECTION 3
COMPANY PURPOSES

3.1                               Purpose.  The Company is organized for the purpose of transacting any lawful business for limited liability companies may be organized under the Texas Business Organizations Code, and in general, to have and exercise all the powers conferred by the laws of Texas upon limited liability companies formed under the Texas Business Organizations Code.

SECTION 4
REGISTERED OFFICE AND AGENT

4.1                               Registered Office and Agent. The Company’s initial registered office is 1301 McKinney, Suite 2800, Houston, Texas 77010, and the Company’s initial registered agent at such address is Todd A. Brooks.

SECTION 5
MANAGEMENT

5.1                               Management.  The Company will be managed by managers (collectively, the “Managers”, and severally, a ‘‘Manager”).  The names and addresses of the initial Managers of the Company are as follows:

Todd A. Brooks 1301 McKinney, Suite 2800 Houston, Texas 77010	Ian H. Fay 1301 McKinney, Suite 2800 Houston, Texas 77010

Scott Gaille 1301 McKinney, Suite 2800 Houston, Texas 77010

SECTION 6
EFFECTIVENESS

6.1                               Effective Date:  This document becomes effective when it is filed by the Texas Secretary of State.

IN WITNESS WHEREOF, the undersigned, being a duly authorized Manager of the Company, does hereby execute this Certificate this [____] day of November, 2013.

Todd A. Brooks
Manager

[AMENDED AND RESTATED CERTIFICATE OF FORMATION OF ZAZA PETROLEUM MANAGEMENT, LLC]